Exhibit 99.1

News Release

Valspar Reports Fiscal Fourth Quarter 2015 and Year-End Results1

•	Fiscal 2015 Highlights:
o	Diluted EPS (as adjusted) increased 6% to a record $4.62
o	Net sales increased 1%[2]
o	Coatings segment volume increased 3% and Paints segment volume declined 4%
•	Fiscal Fourth Quarter 2015 Highlights:
o	Diluted EPS (as adjusted) decreased 2% to $1.35
o	Net sales increased 1%[2]
o	EBIT margin (as adjusted) improved 150 bps to 15.4%, driven by the Coatings segment
•	Fiscal 2016 Guidance:
o	Sales guidance of growth in the “mid-single digits” in constant currency (sales including the impact of foreign currency translation expected to be “up slightly” compared to fiscal 2015)
o	Diluted EPS (as adjusted) guidance of $4.80 to $5.00 (range includes 20 cent impact from foreign currency translation)
o	Diluted EPS (as adjusted) guidance range reflects 8% to 13% growth in constant currency

1 Fiscal 2015 highlights and fiscal 2016 guidance commentary above includes “non-GAAP” financial measures as supplemental information. Such non-GAAP information should be considered in conjunction with the GAAP financial measures.

2 Fiscal Q4 and full year 2015 net sales results above exclude the estimated impact of foreign currency translation and the 53rd week in fiscal 4th quarter of 2014 (53rd week impacted North America only). These results should not be confused with the GAAP numbers in this earnings release.

Minneapolis – (BUSINESS WIRE) – November 24, 2015 – The Valspar Corporation today reported fiscal fourth quarter 2015 net sales of $1.15 billion, a decrease of 9 percent over the prior year. This includes the effects of foreign currency translation that negatively impacted net sales by 6 percent; the estimated impact of the extra week in fiscal fourth quarter 2014 that reduced sales by 3 percent; and acquisitions that added 4 percent to net sales in the quarter. Total volume declined 2 percent in fiscal fourth quarter 2015. This includes the estimated impact of the extra week in fiscal fourth quarter 2014 that reduced volume by 3 percent and acquisitions that added 2 percent to volume in the quarter. Reported net income of $102 million and earnings per diluted share of $1.26 for fiscal fourth quarter 2015 include nonrecurring items, which are detailed in the “Reconciliation of Non-GAAP Financial Measures” included in this release. Fourth quarter 2015 adjusted net income and earnings per diluted share, excluding these nonrecurring items, were $109 million and $1.35, respectively.

Fiscal year 2015 net sales were $4.4 billion, and decreased 5 percent versus the prior year. This includes the effects of foreign currency translation that negatively impacted net sales by 5 percent; the estimated impact of the extra week in fiscal fourth quarter 2014 that reduced sales by 1 percent; and acquisitions added 2 percent to net sales in the year. Reported net income of $400 million and earnings per diluted share of $4.85 for fiscal 2015 include nonrecurring items, which are detailed in the “Reconciliation of Non-GAAP Financial Measures” included in this release. Fiscal year 2015 adjusted net income and earnings per diluted share, excluding these nonrecurring items, were $381 million and $4.62, respectively.

“2015 was another year of record earnings for Valspar,” said Gary E. Hendrickson, chairman and chief executive officer. “Adjusted EBIT grew 4 percent and EPS increased 6 percent for the year. We delivered this growth while facing difficult comparisons to the exceptional performance in 2014, a strengthening U.S. Dollar and a product line adjustment at a significant customer. Our performance in 2015 demonstrates the strength of Valspar’s diverse portfolio of businesses and operating model. We’re executing well, by winning new business and achieving significant productivity. In addition, we leveraged the success of this performance, by increasing our dividend 15 percent and repurchasing 5 percent of our outstanding shares during the year. ”

“During the fourth quarter of 2015, the Coatings segment continued its positive momentum, with new business wins in all product lines.” Hendrickson added. “In the Paints segment, international volume increased and sell-through trends improved in North America. Consolidated EBIT margin (as adjusted) increased 150 basis points in the fourth quarter, driven by strong commercial execution and significant productivity initiatives.”

Commenting on the company’s outlook Hendrickson said, “Looking ahead to fiscal 2016, we expect sales to increase in the mid-single digits and adjusted EPS growth of 8 to 13 percent, excluding the impact of foreign currency.”

Fiscal Fourth Quarter and Full Year 2015 Segment Results

Fiscal fourth quarter 2015 net sales in the Coatings segment decreased 11 percent to $638 million. This includes the effects of foreign currency translation that negatively impacted net sales by 7 percent and the estimated impact of the extra week in fiscal fourth quarter 2014 that reduced net sales by 3 percent in the quarter. Volumes decreased 3 percent in the fiscal fourth quarter of 2015. This includes the estimated impact of the extra week in fiscal fourth quarter 2014 that reduced volume by 3 percent in the quarter. Coatings segment adjusted earnings before interest and taxes (EBIT) of $125 million increased 7 percent, driven by benefits from productivity initiatives and improvements in cost/price, partially offset by the impact of currency translation. Adjusted EBIT as a percent of net sales increased to 19.5% from 16.4% in the prior year.

Fiscal 2015 net sales in the Coatings segment decreased 3 percent to $2.50 billion. This includes the effects of foreign currency translation that negatively impacted net sales by 6 percent and the estimated impact of the extra week in fiscal fourth quarter 2014 that reduced net sales by 1 percent in the year. Coatings segment EBIT of $445 million increased 6 percent from $418 million. Adjusted EBIT as a percent of net sales increased to 17.8% from 16.2% in the prior year.

Fiscal fourth quarter 2015 net sales in the Paints segment decreased 7 percent to $452 million. This includes the effects of foreign currency translation that negatively impacted net sales by 5 percent, the estimated impact of the extra week in fiscal fourth quarter 2014 that reduced net sales by 3 percent and acquisitions added 10 percent to net sales in the quarter. Volumes were down 2 percent in the fiscal fourth quarter of 2015. This includes the estimated impact of the extra week in fiscal fourth quarter 2014 that reduced volume by 2 percent and acquisitions that added 5 percent to volume in the quarter. Paints segment adjusted EBIT of $63 million declined 10 percent, driven by the lower sales, partially offset by positive benefits from productivity initiatives and the Quest acquisition. Adjusted EBIT as a percent of net sales declined to 14.0% from 14.4% in the prior year.

Fiscal 2015 net sales in the Paints segment decreased 8 percent to $1.7 billion. This includes the effects of foreign currency translation that negatively impacted net sales by 4 percent, the estimated impact of the extra week in fiscal fourth quarter 2014 that reduced net sales by 1 percent and acquisitions added 4 percent to net sales in the year. Paints segment adjusted EBIT of $191 million decreased 7 percent from $204 million. Adjusted EBIT as a percent of net sales increased to 11.5% from 11.3% in the prior year.

Dividends and Share Repurchases

During the quarter, the company paid a quarterly dividend of $0.30 per common share outstanding, or $24 million. For the full year fiscal 2015, the company paid dividends of $97 million (representing a per share increase of 15 percent). Valspar is a member of the S&P High Yield Dividend Aristocrats®, which is comprised of companies increasing dividends every year for at least 20 consecutive years. During the quarter, the company repurchased 900 thousand shares of its stock, for $77 million. For the full year fiscal 2015, the company repurchased approximately 3.9 million shares (or 5%) of the Company’s stock for $322 million.

Fiscal 2016 Guidance

The company is providing initial guidance for fiscal 2016, which includes sales growth in the “mid-single digits” in constant currency (sales including the estimated impact of foreign currency translation expected to be “up slightly” compared to fiscal 2015). The company expects annual Fiscal 2016 diluted EPS (as adjusted) of $4.80 to $5.00. This guidance range includes a 20 cent unfavorable impact from foreign currency translation. Annual Fiscal 2016 diluted EPS (as adjusted) guidance reflects growth of 8% to 13% in constant currency.

An earnings conference call is scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today and will be webcast and accessible from the Investor Relations section of Valspar’s website at http://investors.valspar.com.

Valspar: If it matters, we’re on it.®
Valspar is a global leader in the coatings industry providing customers with innovative, high-quality products and value-added services.  Our 11,100 employees worldwide deliver advanced coatings solutions with best-in-class appearance, performance, protection and sustainability to customers in more than 100 countries. Valspar offers a broad range of superior coatings products for the consumer market, and highly-engineered solutions for the construction, industrial, packaging and transportation markets. Founded in 1806, Valspar is headquartered in Minneapolis. Valspar’s reported net sales in fiscal 2015 were $4.4 billion and its shares are traded on the New York Stock Exchange (symbol: VAL). For more information, visit www.valspar.com and follow @valspar on Twitter.

# # #

Investor Contact:

Bill Seymour

612.656.1328

william.seymour@valspar.com

Media Contact:

Kimberly A. Welch

612.656.1347

kim.welch@valspar.com

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intends,” “should” and similar expressions. These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operating in foreign markets, including achievement of profitable growth in developing markets; impact of fluctuations in foreign currency exchange rates on our financial results; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; possible interruption, failure or compromise of the information systems we use to operate our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three Months and Years Ended October 30, 2015 and October 31, 2014

(Dollars in thousands, except per share amounts)

	Three Months Ended		Years Ended
	October 30,	October 31,	October 30,	October 31,
	2015	2014	2015	2014

Net Sales[1]	$1,149,538	$1,261,377	$4,392,622	$4,625,624
Cost of Sales[1]	727,842	828,040	2,822,798	3,058,107
Restructuring Charges - Cost of Sales	6,609	10,794	14,007	28,471
Acquisition-related Charges - Cost of Sales	1,476	—	4,428	—
Gross Profit	413,611	422,543	1,551,389	1,539,046
Research and Development	33,223	33,706	132,813	134,134
Selling, General and Administrative	209,826	224,061	810,136	832,335
Restructuring Charges - Operating Expenses	1,568	2,030	7,562	12,668
Acquisition-related Charges - Operating Expenses	—	—	892	—
Operating Expenses	244,617	259,797	951,403	979,137
Gain on Sale of Certain Assets	—	—	48,001	—
Income From Operations	168,994	162,746	647,987	559,909
Interest Expense	22,170	17,505	81,348	65,330
Other (Income) Expense, Net	2,039	196	2,838	2,697
Income Before Income Taxes	144,785	145,045	563,801	491,882
Income Taxes	42,429	36,989	164,295	146,481
Net Income	$102,356	$108,056	$399,506	$345,401

Average Number of Shares O/S - basic	79,147,730	82,434,042	80,429,741	83,710,111
Average Number of Shares O/S - diluted	81,032,079	84,635,463	82,446,703	86,046,057

Net Income per Common Share - basic	$1.29	$1.31	$4.97	$4.13
Net Income per Common Share - diluted	$1.26	$1.28	$4.85	$4.01

1 Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we reclassified freight costs on shipments to customers as cost of sales. Previously these costs were recorded as a deduction from net sales. Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

THE VALSPAR CORPORATION

SEGMENT INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three Months and Years Ended October 30, 2015 and October 31, 2014

(Dollars in thousands)

	Three Months Ended				Years Ended
	October 30,		October 31,		October 30,		October 31,
	2015		2014		2015		2014

Coatings Segment
Net Sales[1]	$638,425		$714,291		$2,496,528		$2,585,416
Earnings Before Interest and Taxes (EBIT)	122,707		106,494		483,649		389,390

Key Metrics (GAAP):
Sales Growth[1]	(10.6%	)	15.3%		(3.4%	)	13.8%
EBIT, % of Net Sales[1]	19.2%		14.9%		19.4%		15.1%

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$124,772		$116,992		$445,222		$418,292
Adjusted EBIT, % of Net Sales[1]	19.5%		16.4%		17.8%		16.2%

Paints Segment
Net Sales[1]	$451,840		$484,095		$1,661,186		$1,806,051
EBIT	55,638		67,578		173,435		192,222

Key Metrics (GAAP):
Sales Growth[1]	(6.7%	)	6.7%		(8.0%	)	6.9%
EBIT, % of Net Sales[1]	12.3%		14.0%		10.4%		10.6%

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$63,135		$69,877		$190,668		$204,156
Adjusted EBIT, % of Net Sales[1]	14.0%		14.4%		11.5%		11.3%

Other and Administrative
Net Sales[1]	$59,273		$62,991		$234,908		$234,157
EBIT	(11,390)		(11,522)		(11,935)		(24,400)

Key Metrics (GAAP):
Sales Growth[1]	(5.9%	)	5.3%		0.3%		0.3%
EBIT, % of Net Sales[1]	(19.2%	)	(18.3%	)	(5.1%	)	(10.4%	)

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$(11,299)		$(11,495)		$(11,853)		$(24,097)
Adjusted EBIT, % of Net Sales[1]	(19.1%	)	(18.2%	)	(5.0%	)	(10.3%	)

1 Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we reclassified freight costs on shipments to customers as cost of sales. Previously these costs were recorded as a deduction from net sales. Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

2 The information on this page includes non-GAAP financial measures. Please refer to the "RECONCILIATION OF NON-GAAP FINANCIAL MEASURES" included in this release for detailed information.

THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of October 30, 2015 and October 31, 2014

(Dollars in thousands)

	October 30, 2015	October 31, 2014

Assets
Current Assets:
Cash and Cash Equivalents	$185,961	$128,203
Restricted Cash	1,307	2,868
Accounts and Notes Receivable, Net	857,256	840,447
Inventories	451,909	486,262
Deferred Income Taxes	37,707	28,898
Prepaid Expenses and Other	97,090	90,579
Total Current Assets	1,631,230	1,577,257
Goodwill	1,287,703	1,125,824
Intangibles, Net	643,100	592,512
Other Assets	112,735	83,072
Long-Term Deferred Income Taxes	11,042	10,184
Property, Plant & Equipment, Net	632,765	645,102
Total Assets	$4,318,575	$4,033,951

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term Debt	$334,022	$443,854
Current Portion of Long-Term Debt	131	162,502
Trade Accounts Payable	553,737	600,875
Income Taxes	36,010	26,017
Other Accrued Liabilities	442,839	471,173
Total Current Liabilities	1,366,739	1,704,421
Long Term Debt, Net of Current Portion	1,706,933	950,035
Deferred Income Taxes	240,919	219,261
Other Long-Term Liabilities	148,975	149,143
Total Liabilities	3,463,566	3,022,860
Stockholders' Equity	855,009	1,011,091
Total Liabilities and Stockholders' Equity	$4,318,575	$4,033,951

THE VALSPAR CORPORATION

SELECTED INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three Months and Years Ended October 30, 2015 and October 31, 2014

(Dollars in thousands)

	Three Months Ended		Years Ended
	October 30,	October 31,	October 30,	October 31,
	2015	2014	2015	2014

Depreciation and Amortization	$24,545	$26,658	$92,603	$100,910

Capital Expenditures	36,280	45,391	97,126	121,271

Dividends Paid	23,834	21,541	96,890	87,427

THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Three Months and Years Ended October 30, 2015 and October 31, 2014

(Dollars in thousands, except per share amounts)

The following information provides reconciliations of non-GAAP financial measures from operations presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies. The following tables reconcile gross profit, operating expense, earnings before interest and taxes (EBIT), net income, net income per common share - diluted, and diluted earnings per share (EPS) guidance for the periods presented (GAAP financial measures) to adjusted gross profit, adjusted operating expense, adjusted earnings before interest and taxes (EBIT), adjusted net income, adjusted net income per common share - diluted, and adjusted diluted earnings per share (EPS) guidance (non-GAAP financial measures) for the periods presented.

	Three Months Ended October 30, 2015			Three Months Ended October 31, 2014
	Dollars	% of Net Sales		Dollars	% of Net Sales

Coatings Segment
EBIT	$122,707	19.2%		$106,494	14.9%
Restructuring Charges - Cost of Sales	680	0.1%		8,760	1.2%
Restructuring Charges - Operating Expense	1,385	0.2%		1,738	0.2%
Adjusted EBIT [2]	$124,772	19.5%		$116,992	16.4%

Paints Segment
EBIT	$55,638	12.3%		$67,578	14.0%
Restructuring Charges - Cost of Sales	5,929	1.3%		2,114	0.4%
Acquisition-related Charges - Cost of Sales	1,476	0.3%		—	0.0%
Restructuring Charges - Operating Expense	92	0.0%		185	0.0%
Adjusted EBIT [2]	$63,135	14.0%		$69,877	14.4%

Other and Administrative
EBIT	$(11,390)	(19.2%	)	$(11,522)	(18.3%	)
Restructuring Charges - Cost of Sales	—	0.0%		(80)	(0.1%	)
Restructuring Charges - Operating Expense	91	0.2%		107	0.2%
Adjusted EBIT [2]	$(11,299)	(19.1%	)	$(11,495)	(18.2%	)

Total
Gross Profit	$413,611	36.0%		$422,543	33.5%
Restructuring Charges - Cost of Sales	6,609	0.6%		10,794	0.9%
Acquisition-related Charges - Cost of Sales	1,476	0.1%		—	0.0%
Adjusted Gross Profit	$421,696	36.7%		$433,337	34.4%

Operating Expenses	$244,617	21.3%		$259,797	20.6%
Restructuring Charges - Operating Expense	(1,568)	(0.1%	)	(2,030)	(0.2%	)
Acquisition-related Charges - Operating Expense	—	0.0%		—	0.0%
Adjusted Operating Expenses [2]	$243,049	21.1%		$257,767	20.4%

EBIT	$166,955	14.5%		$162,550	12.9%
Restructuring Charges - Total	8,177	0.7%		12,824	1.0%
Acquisition-related Charges - Total	1,476	0.1%		—	0.0%
Adjusted EBIT [2]	$176,608	15.4%		$175,374	13.9%

Net Income	$102,356			$108,056
After Tax Restructuring Charges - Total	5,989			9,083
After Tax Acquisition-related Charges - Total	925			—
Adjusted Net Income	$109,270			$117,139

Net Income per Common Share - diluted	$1.26			$1.28
After Tax Restructuring Charges - Total	0.07			0.10
After Tax Acquisition-related Charges - Total	0.01			—
Adjusted Net Income per Common Share - diluted [2]	$1.35			$1.38

1 Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we reclassified freight costs on shipments to customers as cost of sales. Previously these costs were recorded as a deduction from net sales. Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

2 The data in this schedule has been individually rounded, and therefore may not sum.

THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Years Ended October 30, 2015 and October 31, 2014

(Dollars in thousands, except per share amounts)

	Year Ended October 30, 2015			Year Ended October 31, 2014
	Dollars	% of Net Sales		Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$483,649	19.4%		$389,390	15.1%
Restructuring Charges - Cost of Sales	4,456	0.2%		18,269	0.7%
Restructuring Charges - Operating Expense	5,118	0.2%		10,633	0.4%
Gain on Sale of Certain Assets	(48,001)	(1.9%	)	—	0.0%
Adjusted EBIT [2]	$445,222	17.8%		$418,292	16.2%

Paints Segment
EBIT	$173,435	10.4%		$192,222	10.6%
Restructuring Charges - Cost of Sales	9,551	0.6%		10,216	0.6%
Acquisition-related Charges - Cost of Sales	4,428	0.3%		—	0.0%
Restructuring Charges - Operating Expense	2,362	0.1%		1,718	0.1%
Acquisition-related Charges - Operating Expense	892	0.1%		—	0.0%
Adjusted EBIT [2]	$190,668	11.5%		$204,156	11.3%

Other and Administrative
EBIT	$(11,935)	(5.1%	)	$(24,400)	(10.4%	)
Restructuring Charges - Cost of Sales	—	0.0%		(14)	0.0%
Restructuring Charges - Operating Expense	82	0.0%		317	0.1%
Adjusted EBIT [2]	$(11,853)	(5.0%	)	$(24,097)	(10.3%	)

Total
Gross Profit	$1,551,389	35.3%		$1,539,046	33.3%
Restructuring Charges - Cost of Sales	14,007	0.3%		28,471	0.6%
Acquisition-related Charges - Cost of Sales	4,428	0.1%		—	0.0%
Adjusted Gross Profit	$1,569,824	35.7%		$1,567,517	33.9%

Operating Expenses	$951,403	21.7%		$979,137	21.2%
Restructuring Charges - Operating Expense	(7,562)	(0.2%	)	(12,668)	(0.3%	)
Acquisition-related Charges - Operating Expense	(892)	(0.0%	)	—	0.0%
Adjusted Operating Expenses	$942,949	21.5%		$966,469	20.9%

EBIT	$645,149	14.7%		$557,212	12.0%
Restructuring Charges - Total	21,569	0.5%		41,139	0.9%
Acquisition-related Charges - Total	5,320	0.1%		—	0.0%
Gain on Sale of Certain Assets	(48,001)	(1.1%	)	—	0.0%
Adjusted EBIT	$624,037	14.2%		$598,351	12.9%

Net Income	$399,506			$345,401
After Tax Restructuring Charges - Total	15,158			28,941
After Tax Acquisition-related Charges	3,637			—
After Tax Gain on Sale of Certain Assets	(37,216)			—
Adjusted Net Income	$381,085			$374,342

Net Income per Common Share - diluted	$4.85			$4.01
After Tax Restructuring Charges - Total	0.18			0.34
After Tax Acquisition-related Charges - Total	0.04			—
After Tax Gain on Sale of Certain Assets	(0.45)			—
Adjusted Net Income per Common Share - diluted [2]	$4.62			$4.35

Fiscal 2016 Annual Adjusted Diluted EPS Guidance (Non-GAAP)				$4.80 - $5.00

1 Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we reclassified freight costs on shipments to customers as cost of sales. Previously these costs were recorded as a deduction from net sales. Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

2 The data in this schedule has been individually rounded, and therefore may not sum.